Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 333-123467 on Form N-1A of our report dated May 30, 2018 relating to the financial statements and financial highlights of Mercer US Large Cap Equity Fund, Mercer US Small/Mid Cap Equity Fund, Mercer Non-US Core Equity Fund, Mercer Emerging Markets Equity Fund, Mercer Global Low Volatility Equity Fund, Mercer Core Fixed Income Fund, and Mercer Opportunistic Fixed Income Fund, the funds constituting Mercer Funds, appearing in the Annual Report on Form N-CSR of Mercer Funds for the year ended March 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 29, 2019